UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

PARALLAX HEALTH SCIENCES, INC.

(Name of registrant as specified in its charter)

Copies to:

Peter Hogan, Esq.

Buchalter

1000 Wilshire Blvd., Suite 1500

Los Angeles, CA 90017

(213) 891-0700

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount previously paid:
	2)	Form, Schedule or Registration Statement No.:
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PARALLAX HEALTH SCIENCES, INC.

28 W. 31st Street, 8th Floor

New York, NY 10018

February __, 2020

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders of Parallax Health Sciences, Inc. (the “Company”).  The Special Meeting will be held on Thursday, March 5, 2020, at 10:00 a.m. Eastern Time at the Company’s executive offices located at 28 W. 36th Street, 8th Floor, New York, NY 10018.

The actions we expect to take at the Special Meeting are described in detail in the attached Proxy Statement and Notice of Special Meeting of Stockholders.

Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this meeting.  If you are a record holder of the Company’s Common Stock on February 12, 2020, you are eligible to vote with respect to certain of these matters, either personally at the meeting or by proxy.  It is important that your shares be voted, whether or not you plan to attend the meeting, to ensure the presence of a quorum.  Therefore, please complete, sign, date and return the accompanying Proxy Card as promptly as possible.  Returning the Proxy Card does NOT deprive you of your right to attend the meeting and vote your shares in person.

We look forward to seeing you at the Special Meeting.

Sincerely,

PARALLAX HEALTH SCIENCES, INC.

/s/ Calli R. Bucci
Calli R. Bucci
Corporate Secretary

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PARALLAX HEALTH SCIENCES, INC.

28 W. 36th Street, 8th Floor

New York, NY 10018

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting (the “Special Meeting”) of the Stockholders of Parallax Health Sciences, Inc. will be held on Thursday, March 5, 2020, at 10:00 a.m. Eastern Time, at 28 W. 31st Street, 8th Floor, New York, NY 10018. At the Special Meeting, stockholders will consider and vote on the following matters:

1.To approve an amendment to our articles of incorporation to effect a reverse stock split of our Common Stock, and any underlying shares from convertible securities, options and warrants, at a ratio of not less than 1-for-5 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our Board of Directors (“Board”) without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”). The Reverse Split Proposal will have no effect on the current authorized Common Stock, which shall remain at 500,000,000, with a par value of $0.001; and

2.To ratify the appointment of our auditors, Freedman & Goldberg, for the 2020 fiscal year (the “Auditor Appointment”); and

3.To elect five directors as our Board of Directors for the ensuing year (the “Board Election”); and

4.To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Stockholders of record at the close of business on February 12, 2020, will be entitled to notice of and to vote at the Special Meeting and at any continuation or adjournment thereof.

The Board of Directors unanimously believes that the Reverse Split Proposal, the Auditor Appointment and the  Board Election are in the best interests of the Company and our stockholders. Accordingly, our Board of Directors recommends a vote FOR the Reverse Split Proposal, the Auditor Appointment and the  Board Election, as outlined in the attached Proxy Statement.

We have elected to provide access to our proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission (the “SEC”). We believe that providing our proxy materials over the Internet expedites stockholders’ receipt of proxy materials, lowers costs and reduces the environmental impact of our Special Meeting

All stockholders are cordially invited to attend the Special Meeting in person, and we encourage you to do so.  Your vote is important.  Whether or not you plan to attend the meeting in person, we encourage you to read this Proxy Statement and submit your Proxy Card or voting instructions as soon as possible.  Please review the instructions on each of your voting options described in the Proxy Statement. Your promptness in returning the Proxy Card will assist in the expeditious and orderly processing of the proxies and will assist in ensuring that a quorum is present or represented.  If you return your proxy, you may nevertheless attend the Special Meeting and vote your shares in person if you wish.  If you want to revoke your Proxy Card at a later time for any reason, you may do so in the manner described in the attached Proxy Statement.

Thank you for your continued interest in Parallax Health Sciences, Inc.

By Order of the Board of Directors of

PARALLAX HEALTH SCIENCES, INC.

/s/ Calli R. Bucci
Calli R. Bucci
Corporate Secretary

New York, NY
February __, 2020

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders

to be Held on Thursday, March 5, 2020:

This Proxy Statement is available at https://parallaxhealthsciences.com/investor-information . These documents are also available to any stockholder who wishes to receive a paper copy by calling (310) 899-4442 or emailing info@parallaxhealthsciences.com

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PROXY STATEMENT1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING2

PROPOSALS6

PROPOSAL 1:  To Approve An Amendment To Our Articles Of Incorporation To Effect A Reverse Stock Split6

General6

Criteria to be Used for Decision to Apply the Reverse Stock Split6

Reason For The Reverse Stock Split8

Certain Risks Associated With The Reverse Stock Split8

Section 78.2055 of the Nevada Revised Statutes8

Effect and Effective Date8

Authorized Shares of Stock10

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates11

Fractional Shares11

No Appraisal Rights13

Accounting Matters13

Reservation of Right to Abandon the Amendment to our Restated Articles of Incorporation13

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split13

Vote Required and Board of Directors Recommendation14

PROPOSAL 2: To Approve the Appointment of Our Auditors Freedman & Goldberg For The 2020 Fiscal Year15

General15

Fees Paid to Auditors by the Company During Most Recent Fiscal Years15

PROPOSAL 3: To Elect Five Directors to Our Board Of Directors For The Ensuing Year16

General16

Nominees for Election to the Board16

Director Independence18

Board Leadership Structure and Role in Risk Oversight18

Audit Committee and Audit Committee Financial Expert20

Compensation Committee20

Code of Ethics20

Compensation of Directors20

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT22

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS24

OTHER INFORMATION24

Other Matters24

Available Information24

APPENDIX AA-1

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PARALLAX HEALTH SCIENCES, INC.

28 W. 31st Street, 8th Floor

New York, NY 10018

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

To Be Held On March 5, 2020

This Proxy Statement and the enclosed Proxy Card is being furnished in connection with the solicitation of proxies by the Board of Directors of Parallax Health Sciences, Inc., a Nevada corporation, for use at our Special Meeting of Stockholders to be held at 28 W. 31st Street, 8th Floor, New York, NY 10018, on Thursday, March 5, 2020, at 10:00 a.m. Eastern Time, and at any meeting following adjournment thereof.  Except where the context otherwise requires, references to “Parallax”, the “Company,” “we,” “our” or “us” and similar terms refer to Parallax Health Sciences, Inc. and its consolidated subsidiaries. References to our website are inactive textual references only and the contents of our website should not be deemed to be incorporated by reference into this Proxy Statement.

The Notice of Special Meeting, the Annual Report and this Proxy Statement and the accompanying Proxy Card are first being made available to our stockholders on or about February 14, 2020.

Important Notice Regarding the Availability of Proxy Materials for

the Special Meeting of Stockholders to be Held on Thursday, March 5, 2020:

The notice of the Special Meeting and this Proxy Statement are available for viewing, printing and downloading at parallaxhealthsciences.com/investor-information.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q.Why did I receive these proxy materials?

A.Our Board of Directors has made these materials available to you on the Internet in connection with the solicitation of proxies for use at our Special Meeting of stockholders to be held at 28 W. 31st Street, 8th Floor, New York, NY 10018, on Thursday, March 5, 2020, at 10:00 a.m. Eastern Time. As a holder of record of Common Stock as of the close of business on February 12, 2020, you are invited to attend the Special Meeting and are requested to vote on the item of business described in this Proxy Statement.

Q.Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A.In accordance with the SEC rules, we may furnish proxy materials to our stockholders by providing access to such documents on the Internet instead of mailing printed copies.

Q.What is the purpose of the Special Meeting?

A.At the Special Meeting, stockholders will consider and vote on the following matters:

1.To approve an amendment to our articles of incorporation to effect a reverse stock split of our Common Stock, and any underlying shares from convertible securities, options and warrants, at a ratio of not less than 1-for-5 and not greater than 1-for-10, with the exact ratio to be set within that range at the discretion of our Board of Directors without further approval or authorization of our stockholders and with our Board of Directors able to elect to abandon such proposed amendment and not effect the reverse stock split authorized by stockholders, in its sole discretion (the “Reverse Split Proposal”); and

2.To ratify the appointment of our auditors Freedman & Goldberg for the 2020 fiscal year (the “Auditor Appointment”); and

3.To elect five directors to our Board of Directors for the ensuing year (the “Board Election”); and

4.To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

Q.What are the Board’s recommendations?

A.The Board recommends a vote:

•FOR the Reverse Split Proposal;

•FOR the ratification of the Audit Committee’s appointment of Freedman & Goldberg as the Company’s independent registered public accounting firm or the 2020 fiscal year; and

•FOR election of the nominated slate of directors.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Q.Who can vote at the Special Meeting?

A.The Board of Directors has fixed February 12, 2020, as the Record Date (the “Record Date”) for determining holders of our Common Stock who are entitled to vote at the meeting.  To be entitled to vote, you must have been a stockholder of record at the close of business on February 12, 2020. There were ___________ shares of our Common Stock outstanding as of the Record Date and entitled to vote at the Special Meeting.

Q.How many votes do I have?

A.Each share of our Common Stock that you own as of the Record Date will entitle you to one vote on each matter considered at the Special Meeting.

Q.How do I vote?

A.If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of our transfer agent, Action Stock Transfer, you may vote your shares at the meeting in person or by proxy as follows:

1.Over the Internet: To vote over the Internet, please go to the following website: prlx.simplyvoting.com, and follow the instructions at that site for submitting your proxy electronically. If you vote over the Internet, you do not need to complete and mail your Proxy Card.

2.By Mail: To vote by mail, you must mark, sign and date the Proxy Card and then mail the Proxy Card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet. If you return your Proxy Card but do not specify how you want your shares voted on the proposal, they will be voted in accordance with the recommendations of our Board of Directors.

3.In Person at the Meeting: If you attend the Special Meeting, you may deliver your completed Proxy Card in person or you may vote by completing a ballot, which we will provide to you at the meeting.

If your shares are held in “street name,” meaning they are held for your account by an intermediary, such as a broker, then you are deemed to be the beneficial owner of your shares and the broker that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the broker that holds your shares. In order to vote your shares, you will need to follow the instructions that your broker provides you. Many brokers solicit voting instructions over the Internet.

If you do not give instructions to your broker, your broker will still be able to vote your shares with respect to certain “discretionary” items. The Reverse Split Proposal is a discretionary item. Accordingly, your broker may vote your shares in its discretion with respect to the Reverse Split Proposal even if you do not give instructions.

A “broker non-vote” occurs when shares held by a broker are not voted with respect to a particular proposal because the broker does not have or did not exercise discretionary authority to vote on the matter and has not received voting instructions from its clients.

Regardless of whether your shares are held in street name, you are welcome to attend the Special Meeting. You may not vote shares held in street name in person at the meeting, however, unless you obtain a proxy, executed in your favor, from the holder of record (i.e., your broker).

Q.Can I change my vote?

A.If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the Special Meeting. To do so, you must do one of the following:

1.Vote over the Internet as instructed above. Only your latest Internet vote is counted.

2.Sign and return a new proxy card. Only your latest dated Proxy Card will be counted.

3.Attend the Special Meeting and vote in person as instructed above. Attending the Special Meeting will not alone revoke your Internet vote, or Proxy Card submitted by mail, as the case may be.

4.Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If you wish to make a change by mail, an instrument of revocation or a duly executed proxy bearing a date that is later than your original proxy should be directed to our Corporate Secretary at our executive offices located at 1327 Ocean Avenue, Suite B, Santa Monica, CA 90401.

If your shares are held in “street name,” you may submit new voting instructions with a later date by contacting your broker.

If not revoked, the proxy will be voted at the meeting in accordance with the stockholder’s instructions indicated on the proxy card.  If no instructions are indicated, the proxy will be voted FOR the approval of the proposals, and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the meeting or any adjournments thereof.

Q.How many shares must be represented to have a quorum and hold the Special Meeting?

A.A majority of our shares of Common Stock outstanding at the Record Date must be present in person or represented by proxy to hold the Special Meeting. This is called a quorum. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, or by submitting a Proxy Card or that are represented in person at the meeting. Further, for purposes of establishing a quorum, we will count as present shares that a stockholder holds even if the stockholder votes against the Reverse Split Proposal the Auditor Appointment, or the Board Election, or abstains. In addition, we will count as present shares held in “street name” by brokers who indicate on their proxies that they do not have authority to vote those shares. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum.

Q.What vote is required to approve the Reverse Split Proposal, the Auditor Appointment, and the Board Election, and how are votes counted?

A.The affirmative vote of a majority of the issued and outstanding shares of our Common Stock entitled to vote is required to approve the Reverse Split Proposal, the Auditor Appointment, and the Board Election.

Shares which abstain from voting and broker non-votes with respect to the Reverse Split Proposal, the Auditor Appointment, and the Board Election will not be counted as votes in favor of such matters, but will rather  have the same practical effect as votes against the proposals.

For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

Q.Who will count the vote?

A.The votes will be counted, tabulated and certified by the Company’s Corporate Secretary.

Q.Are there other matters to be voted on at the Special Meeting?

A.We do not know of any matters that may come before the Special Meeting other than the Reverse Split Proposal, the Auditor Appointment, and the Board Election. If any other matters are properly presented at the Special Meeting, the persons named in the accompanying Proxy Card intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.Where can I find the voting results?

A.We plan to announce preliminary voting results at the Special Meeting and will report final voting results in a Current Report on Form 8-K filed with the SEC within four business days following the conclusion of our Special Meeting.

Q.What are the costs of soliciting these proxies?

A.We will bear the cost of soliciting proxies. In addition to solicitation by mail, our directors, officers and employees may solicit proxies by e-mail, facsimile and in person without additional compensation. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

Stockholders Sharing the Same Address

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single notice and, if applicable, the proxy materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the notice and, if applicable, the proxy materials, to you if you call or write us at:

Parallax Health Sciences, Inc.

Attn: Corporate Secretary

1327 Ocean Avenue, Suite B

Santa Monica, CA 90401

Telephone No.:  (310) 899-4442

In the future, if you want to receive separate copies of the proxy materials, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your broker, or you may contact us at the above address and telephone number.

PROPOSALS

PROPOSAL 1:  To Approve An Amendment To Our Articles Of Incorporation To Effect A Reverse Stock Split

General

On December 18, 2019, our Board of Directors unanimously adopted and approved an amendment to our articles of incorporation, subject to stockholder approval, to effect a Reverse Stock Split of our outstanding Common Stock by combining outstanding shares of Common Stock, and any underlying shares from convertible securities, options and warrants, into a lesser number of outstanding shares of our Common Stock, at a ratio of not less than 1-for-5 and not more than 1-for-10, with the exact ratio to be set within this range by our Board of Directors at its sole discretion (the “Reverse Stock Split”).  The Reverse Stock Split will have no effect on the authorized common shares, which shall remain at 500,000,000, with a par value of  $0.001.  The Board of Directors may alternatively elect to abandon such proposed certificate of amendment and not effect the Reverse Stock Split authorized by stockholders, in its sole discretion.

Upon the effectiveness of the certificate of amendment to our articles of incorporation effecting the Reverse Stock Split, the outstanding shares of our Common Stock will be reclassified and combined into a lesser number of shares such that one share of our Common Stock will be issued for a specified number of shares in accordance with the ratio for the Reverse Stock Split selected by our Board of Directors.

The form of the proposed certificate of amendment to our articles of incorporation to effect the Reverse Stock Split is attached to this Proxy Statement as Appendix A.  The certificate of amendment to our articles of incorporation that will be filed to effect the Reverse Stock Split will include the Reverse Stock Split ratio fixed by our Board of Directors, within the range approved by our stockholders.

If the Reverse Split Proposal is approved by our stockholders, our Board of Directors would have the sole discretion to effect the Reverse Stock Split, and to fix the specific ratio for the Reverse Stock Split, provided that the ratio would be not less than 1-for-5 and not more than 1-for-10. We believe that enabling our Board of Directors to fix the specific ratio of the Reverse Stock Split within the stated range will provide us with the flexibility to implement the split in a manner designed to maximize the anticipated benefits to us and our stockholders, as described below. The determination of the ratio of the Reverse Stock Split will be based on a number of factors, described further below under the heading “Criteria to be Used for Decision to Apply the Reverse Stock Split.”

If the Reverse Split Proposal is approved by our stockholders, the Reverse Stock Split would become effective upon the time specified in the certificate of amendment to our articles of incorporation as filed with the Secretary of State of the State of Nevada. The exact timing of the filing of the certificate of amendment and the Reverse Stock Split will be determined by our Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders. In addition, our Board of Directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, to abandon the certificate of amendment and the Reverse Stock Split if, at any time prior to the filing of the certificate of amendment with the Secretary of State, our Board of Directors, in its sole discretion, determines that it is no longer in our best interest and the best interests of our stockholders to proceed.

The primary purpose for effecting the Reverse Stock Split is to increase the per share trading price of our Common Stock so as to:

•broaden the pool of investors that may be interested in investing in our company by attracting new investors who would prefer not to invest in shares that trade at lower share prices; and

•make our Common Stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, our Board of Directors has taken, and will take, into consideration negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, as well as the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels. In recommending the Reverse Split Proposal, our Board of Directors determined that these potential negative factors were significantly outweighed by the potential benefits.

Criteria to be Used for Decision to Apply the Reverse Stock Split

If our stockholders approve the Reverse Split Proposal, our Board of Directors will be authorized to proceed with the Reverse Stock Split. The exact ratio of the Reverse Stock Split, within the 1-for-5 to 1-for-10 range, would be determined by our Board of Directors and publicly announced by us prior to the effective time of the Reverse Stock Split. In determining whether to proceed with the Reverse Stock Split and setting the appropriate ratio for the Reverse Stock Split, our Board of Directors will consider, among other things, factors such as:

•the historical trading prices and trading volume of our Common Stock;

•the number of shares of our Common Stock that would be outstanding following the Reverse Stock Split;

•the then-prevailing and expected trading prices and trading volume of our Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for our Common Stock;

•the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•business developments affecting us; and

•prevailing general market and economic conditions.

Reason For The Reverse Stock Split

Our Board of Directors is seeking authority to effect the Reverse Stock Split with the primary intent of increasing the price of our Common Stock. Our Common Stock is publicly traded and listed on the OTCQB Market under the symbol “PRLX.” Our Board of Directors believes that, by increasing the price of our Common Stock, the Reverse Stock Split would make our Common Stock more attractive to a broader range of institutional and other investors. Accordingly, for these and other reasons discussed below, we believe that effecting the Reverse Stock Split is in our and our stockholders’ best interests.

Our Board of Directors believes that an expected increased stock price could encourage investor interest and improve the marketability of our Common Stock to a broader range of investors, and thus enhance our liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current share price of our Common Stock may result in an investor paying transaction costs that represent a higher percentage of total share value than would be the case if our share price were higher. Our Board of Directors believes that the higher share price that may result from the Reverse Stock Split could enable institutional investors and brokerage firms with such policies and practices to invest in our Common Stock. In addition, by decreasing the number of outstanding shares of Common Stock, all holders of derivative and convertible securities will be adjusted accordingly for their exercise rights to acquire our Common Stock.

Although we expect that the Reverse Stock Split will result in an increase in the market price of our Common Stock, the Reverse Stock Split may not result in a permanent increase in the market price of our Common Stock, which would be dependent on many factors, including general economic, market and industry conditions and other factors detailed from time to time in the reports we file with the SEC.

Certain Risks Associated With The Reverse Stock Split

In general,  the Reverse Stock Split of Common Stock can involve a risk that the shares may decline in value after such adjustment is made. There can be no assurance that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our company (subject to the treatment of fractional shares). However, should the overall value of our Common Stock decline after the proposed Reverse Stock Split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Further, the liquidity of our Common Stock may be harmed by the proposed Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (less than 100 shares) of our Common Stock, creating the potential for such stockholders to experience an increase in the cost of selling their shares and greater difficulty effecting sales. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

While our Board of Directors has proposed the Reverse Stock Split to increase the price of our Common Stock, there is no guarantee that the price of our Common Stock will not decrease in the future.

Section 78.2055 of the Nevada Revised Statutes

Section 78.2055 of the Nevada Revised Statutes permits the amendment of a corporation’s articles of incorporation to allow for an adjustment of the aggregate number of outstanding shares of a class, without any effect on the authorized shares of that class, so long as the proposed adjustment is approved by the Board of Directors and at least a majority approval of the voting group comprising all the votes entitled to be cast.

Effect and Effective Date

If the Reverse Split Proposal is approved by our stockholders and our Board of Directors elects to effect the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the split chosen by our Board of Directors. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our Common Stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our Common Stock. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our Common Stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be effected simultaneously for all outstanding shares of our Common Stock on the Record Date. The Reverse Stock Split would affect all of our stockholders on the Record Date uniformly and would not change any stockholder’s percentage ownership interest in our company, except to the extent that the Reverse Stock Split results in any of our stockholders owning fractional shares. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof any stockholders that would otherwise be entitled to receive a fractional share will be entitled to a cash payment. The Reverse Stock Split would not change the terms of our Common Stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

After the effective time of the Reverse Stock Split, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below.

Assuming Reverse Stock Split ratios of 1-for-5, 1-for-7 and 1-for-10, which reflect the low end, middle end and high end of the range that our stockholders are being asked to approve, the following table sets forth (i) the number of shares of our Common Stock that would be issued and outstanding, (ii) the number of shares of our Common Stock that would be reserved for issuance pursuant to outstanding options, warrants and restricted stock units, and (iii) the weighted-average exercise price of outstanding options and warrants, each giving effect to the Reverse Stock Split and based on securities outstanding of 239,754,432:

	Before Reverse Stock Split	Reverse Stock Split Ratio of 1-for-5	Reverse Stock Split Ratio of 1-for-7	Reverse Stock Split Ratio of 1-for-10
Number of Shares of Common Stock Issued and Outstanding	239,754,432	47,950,886	34,250,633	23,975,443
Number of Shares of Common Stock Reserved for Issuance Pursuant to Outstanding Options, Warrants, and Restricted Stock Units	83,095,913	17,069,183	12,192,273	8,534,591
Weighted-Average Exercise Price of Outstanding Options and Warrants	$0.21	$1.05	$1.47	$2.11

As illustrated, if the Reverse Split Proposal is approved, the shares currently issued and outstanding would be exchanged at a ratio of not less than 1-for-5 and not more than 1-for-10, with the exact ratio to be set within this range by our Board of Directors at its sole discretion. The Reverse Split Proposal will have no effect on the Authorized Shares.

If the Reverse Split Proposal is approved, the Reverse Stock Split will become effective upon the filing of the certificate of amendment with the Nevada Secretary of State. If our Board of Directors does not implement the Reverse Stock Split, the authority granted in this proposal to implement the Reverse Stock Split would terminate.

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in the Reverse Split Proposal, except to the extent of their ownership in shares of our Common Stock and securities convertible or exercisable for our Common Stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our Common Stock and securities convertible into or exercisable for our Common Stock.

Authorized Shares of Stock

We are currently authorized under our articles of incorporation to issue up to a total of 510,000,000 shares of capital stock, comprised of 500,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. While the Reverse Stock Split would decrease the number of outstanding shares of our Common Stock, it would not change the number of authorized shares under our articles of incorporation. Consequently, the Reverse Stock Split would have the effect of increasing the number of shares of Common Stock available for issuance under our articles of incorporation. Our Board of Directors believes that such an increase is in our and our stockholders’ best interests as it would provide us with greater flexibility to issue shares of Common Stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. We do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is effected; however we desire to have the shares available to provide us with additional flexibility to use our Common Stock for these business and financial purposes in the future.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of our Board of Directors. For example, our Board of Directors might be able to delay or impede a takeover or transfer of control of our company by causing such additional authorized but unissued shares to be issued to holders who might side with our Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of our company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of permitting our current management, including our current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business. However, our Board of Directors is not aware of any attempt to take control of our company and the Board of Directors did not authorize the Reverse Stock Split with the intent that it be utilized as a type of anti-takeover device.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If stockholders approve the Reverse Split Proposal, and if our Board of Directors determines to effect the Reverse Stock Split (with the ratio to be determined in the discretion of the board within the parameters described), we will file with the Secretary of State of the State of Nevada a certificate of amendment to our articles of incorporation, in the form attached hereto as Appendix A, or the Certificate of Amendment, reflecting such reverse stock split ratio determined by the Board of Directors. The Reverse Stock Split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time” and the “effective date,” respectively. The effective time of the Certificate of Amendment shall be determined in the discretion of our Board of Directors and in accordance with applicable law. Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the Reverse Stock Split.

Our Board of Directors has approved the amendment to our articles of incorporation. The ratio of the Reverse Stock Split, within the parameters described, and the implementation and timing of such Reverse Stock Split shall be determined in the discretion of our Board of Directors.

Following the Reverse Stock Split, stockholders’ holdings will be automatically updated electronically with our transfer agent, Action Stock Transfer. Our Common Stock will also receive a new CUSIP number.

If the Reverse Stock Split is implemented, stockholders should contact our transfer agent, who will advise registered stockholders of the procedures to be followed to exchange certificates. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Certain of our registered stockholders hold some or all of their shares electronically in book-entry form with our transfer agent. These stockholders do not hold physical certificates evidencing their ownership of our Common Stock. However, they are provided with a statement reflecting the number of shares of our Common Stock registered in their accounts. If a stockholder holds shares of Common Stock in book-entry form with our transfer agent, no action needs to be taken to receive post-Reverse Stock Split shares or payment in lieu of fractional shares, if applicable.

Upon the Reverse Stock Split, we intend to treat stockholders holding our Common Stock in “street name,” through a broker, bank or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Brokers, banks or other nominees will be instructed to effect a reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these brokers, banks or other nominees may have different procedures than registered stockholders for processing a reverse stock split. If you hold your shares with a broker, bank or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Our transfer agent, Action Stock Transfer, can be reached at the following:

Justeene Blankenship

Action Stock Transfer

2469 E. Fort Union Blvd, Suite 214

Salt Lake City, UT 84121

(801) 274-1088 voice

(801) 274-1099 fax

jb@actionstocktransfer.com

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio would be entitled to receive a cash payment in lieu thereof at a price equal to the fraction of a share to which the stockholder would otherwise be entitled multiplied by the closing price of our Common Stock as reported on OTCQB Market on the effective date of the Reverse Stock Split.

No Appraisal Rights

No action is proposed herein for which the laws of the State of Nevada, or our articles of incorporation or bylaws, provide a right to our stockholders to dissent and obtain appraisal of, or payment for, such stockholders’ capital stock.

Accounting Matters

The Reverse Stock Split would not affect the par value of our Common Stock per share, which would remain $0.001 par value per share, while the number of outstanding shares of Common Stock would decrease in accordance with the Reverse Stock Split ratio. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to Common Stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of Common Stock outstanding and we would adjust historical per share amounts set forth in our future financial statements.

Reservation of Right to Abandon the Amendment to our Restated Articles of Incorporation

Our Board of Directors reserves the right to abandon the amendment to our articles of incorporation described in this Reverse Split Proposal without further action by our stockholders at any time before the effective time, even if stockholders approve such amendment at the special meeting. By voting in favor of the amendment to our articles of incorporation, stockholders are also expressly authorizing the board to determine not to proceed with, and abandon, the Reverse Stock Split if it should so decide.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to us and to U.S. Holders (as defined below) that hold shares of our Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, which we refer to as the IRS, in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below and there can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock that, for U.S. federal income tax purposes, is or is treated as (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or any other entity or arrangement treated as a corporation) created or organized under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of its source; or (iv) a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code ), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the impact of the Medicare contribution tax on net investment income.

In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers or traders in securities, commodities or currencies, stockholders who hold our Common Stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes, persons whose functional currency is not the U.S. dollar, or U.S. Holders who actually or constructively own 10% or more of our voting stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Each stockholder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any state, local or foreign tax consequences.

Tax Consequences to the Company.    The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders.    A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our Common Stock). The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of Common Stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. No gain or loss will be recognized by us as a result of the proposed Reverse Stock Split.

A U.S. Holder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our Common Stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

The U.S. federal income tax discussion set forth above does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, we urge you to consult with your own tax advisor with respect to all of the potential U.S. federal, state, local and foreign tax consequences to you of the Reverse Stock Split.

Vote Required and Board of Directors Recommendation

Pursuant to the Nevada Revised Statutes, this proposal must be approved by the affirmative vote of a majority of the issued and outstanding shares of our Common Stock. Abstentions and broker non-votes with respect to this proposal will be counted for purposes of establishing a quorum and, if a quorum is present, will have the same practical effect as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO APPROVE THE REVERSE STOCK SPLIT.

PROPOSAL 2: To Approve the Appointment of Our Auditors Freedman & Goldberg For The 2020 Fiscal Year

General

The Audit Committee has selected Freedman & Goldberg as the Company’s independent registered public accounting firm for fiscal year 2020. The Company is submitting its selection of Freedman & Goldberg for ratification by the stockholders at the Special Meeting. A representative of Freedman & Goldberg is expected to be present at the Special Meeting via teleconference and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that stockholders ratify the selection of the Company’s independent registered public accounting firm. However, the Company is submitting the selection of Freedman & Goldberg to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Freedman & Goldberg. Even if the selection is ratified, the Audit Committee at its discretion may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Fees Paid to Auditors by the Company During Most Recent Fiscal Years

Freedman & Goldberg has served as the independent auditor for the Company for fiscal years 2016 through 2018 and has reviewed three quarters of fiscal year 2019. Marcum LLP was retained briefly as the Company’s independent auditor of fiscal year 2019 and then subsequently dismissed. Marcum LLP did not audit or provide an opinion on any of the Company’s financial statements. However, Marcum advised the Company that there were material weaknesses in the Company’s internal control over financial reporting, and advised Management that the Company did not fully analyze certain agreements for the proper accounting treatment which could have a material impact on previously issued financial statements.  Subsequently, Freedman & Goldberg was re-engaged for the fiscal year 2019. Freedman & Goldberg evaluated the issues identified by Marcum, and the appropriate accounting measures were taken by the Company to remedy any deficiencies. The engagement fees of Freedman & Goldberg, for the fiscal years ended December 31, 2017, December 31, 2018, and December 31, 2019, for professional services are as follows:

Description	December 31, 2019	December 31, 2018	December 31, 2017
Audit fees, Freedman & Goldberg	$70,000	$95,000	$120,000
Audit fees, other (Valuations and Restatements) (1)	$0	$100,000	$0

(1) Includes fees to third-parties for valuation services.

Audit fees consist of fees for professional services rendered in connection with the audit of the Company’s year-end financial statements, quarterly reviews of financial statements included in the Company’s quarterly reports, services rendered relative to regulatory filings, and attendance at Audit Committee meetings.

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. All the fees and services for 2017 through 2019 were approved by the Audit Committee.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE AUDIT COMMITTEE’S APPOINTMENT OF FREEDMAN & GOLDBERG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2020.

PROPOSAL 3: To Elect Five Directors to Our Board Of Directors For The Ensuing Year

General

The property, affairs and business of the Company are managed under the direction of the Board of Directors. A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management’s five nominees. The term of office for each person elected as a director will continue for a term of one year, and until a successor has been elected and qualified, or until his/her earlier death, resignation, or removal.

All of the nominees named below are presently directors of the Company and have served continuously since the year indicated. All nominees have indicated a willingness to serve if elected. The Company knows of no arrangements or understandings between a nominee and any other person pursuant to which the nominee has been selected as a director.

All shares represented by proxies that have been properly executed and returned or properly voted will be voted for the election of all of the nominees named below, unless other instructions are indicated thereon. In the event any one or more of such nominees should for any reason not be able to serve as a director, the proxies will be voted for such other person or persons as may be designated by the Board.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AS DIRECTORS, EACH OF WHOM SHALL HOLD OFFICE FOR A TERM OF ONE YEAR, AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIED, OR UNTIL HIS EARLIER DEATH, RESIGNATION, OR REMOVAL.

Nominees for Election to the Board

The names of the nominees are set forth in the table below. Following the table is certain information for at least the last five years regarding each nominee.

Name	Position(s) Held	Age	Director Since
Paul R. Arena	Director, Chief Executive Officer and President	61	July 7, 2017
Calli R. Bucci	Director, Chief Financial Officer and Corporate Secretary	54	December 29, 2016
John L. Ogden	Director	66	December 29, 2016
E. William Withrow Jr.	Director	80	November 1, 2012
Nathaniel T. Bradley	Director and Chief Technology Officer	43	June 4, 2018

Paul R. Arena – President, Chief Executive Officer, Director

Mr. Paul R. Arena has over thirty years of executive management experience and has held senior executive positions in a number of publicly traded companies.

Mr. Arena has served as a director and as the Company’s President and Chief Executive Officer since July 2017.  Mr. Arena has held the position of Chief Executive Officer of Intellectual Property Network, LLC from April 2017 to present, and is also a shareholder.  From May 2016 to present, Mr. Arena founded and is a beneficial owner of ArenaLife, LLC, and from March 1991 to present, Mr. Arena has held the positions of Chairman of the Board, Chief Executive Officer, President and owner of AIM Group, Inc.

Previously, from March 2013 through January 2014, Mr. Arena was a Senior Managing Director of AudioEye, Inc., and then became Executive Chairman from January 2014 through March 2015. From June 2010 to December 2012, he held various executive positions, including Chairman of the Board, Chief Executive Officer, and Principal Financial Officer of Augme Technologies, Inc. and its subsidiary, Hipcricket, Inc.  From February 2002 to March 2010, Mr. Arena held various executive positions, including Chairman of the Board, Chief Executive Officer, Principal Financial Officer and founder of Geos Communications (formerly i2 Telecom International) and its subsidiaries.  Mr. Arena served in various executive capacities, including Chairman of the Board, Chief Executive Officer, President and founder of Cereus Technology Partners, Inc. and its subsidiaries from May 1991 to April 2000.

The Company believes Mr. Arena is qualified to be the Company’s President, Chief Executive Officer, and director because of his extensive senior executive experience in a multitude of different technology hardware and service markets.

Calli R. Bucci – Chief Financial Officer, Corporate Secretary, Director

Ms. Bucci has over thirty years of experience in the field of finance and business management.  She joined Parallax in 2010 as its controller, and has served as its Chief Financial Officer since November 2012.  Before joining the Company, Ms. Bucci held the position of Chief Financial Officer at InstaSave, Inc., a promotional incentive company, from December 2007 to January 2010, where she was responsible for financial reporting, capital structure strategy and modeling, financial transactions with consumers, consumer product goods companies and retailers, investor relations, audits, payroll and corporate income taxes.

In addition to her public accounting background, Ms. Bucci held the position of Manager/Senior Accountant at Gelfand, Rennert & Feldman, a division of PriceWaterhouseCoopers, from April 1993 to August 1999, where she was responsible for all financial transactions for high net worth clientele, was liaison for annual audits, general ledger reviews and annual tax preparation.

Ms. Bucci held the position of Director of Accounting and Contract Administration at Intercontinental Releasing Corporation (IRC), a Los Angeles based Motion Picture Distribution Company, from April 1989 to April 1993.  Ms. Bucci was responsible for all functions within the company’s accounting department, from financial statements and forecasting, to annual audits and corporate taxes. During her tenure with IRC, Ms. Bucci also designed and implemented a custom computerized availabilities system for the film rights of over 35 film properties distributed to foreign territories throughout the world. She was also responsible for the administration and facilitation of all client contracts, dealing heavily in foreign currencies and international import regulations.

Ms. Bucci concurrently holds the position of Chief Financial Officer of PearTrack Security Systems, Inc., a Nevada corporation.

Ms. Bucci attended Santa Monica College and the University of California at Berkley, majoring in Accounting.

The Company believes Ms. Bucci is qualified to be the Company’s Chief Financial Officer, Secretary and director because of her knowledge of and extensive experience in a multitude of different capacities in corporate finance, business affairs, and public markets.

Nathaniel T. Bradley – Director, Chief Technology Officer

Mr. Bradley has served as the Company’s Chief Technology Officer since January 2016 and as President of the Company’s wholly-owned subsidiary, Parallax Health Management, Inc. (fka Qolpom®, Inc.), since the founding of the company in 2014.  He has also served as Chief Technology Officer and Chief Product Officer of Montecito BioSciences, Ltd. from 2011 to present. Mr. Bradley is also founder of Bradley Brothers, LLC and Intellectual Property Network, Inc., both formed in 2012.  Mr. Bradley previously served as a member of the Board of Directors of AudioEye, Inc., from the company’s founding in 2005 to 2015, and as Chief Executive Officer and President between 2007 and 2015.

Mr. Bradley is a recognized pioneer and active expert in the new media internet technology sector. He is the named inventor of several internet technology patents and patents-pending with the U.S. Patent and Trademark Office. Over the past decade, Mr. Bradley has been involved in the invention, reduction to practice, commercial licensing, and enforcement of foundational internet and mobile technology patents. Prior to AudioEye, Mr. Bradley was Chairman of the Board of Modavox® from 2006 to 2013, which became Augme Technologies, Inc., and Chief Technology Officer of its subsidiary, Hipcricket, Inc.  Mr. Bradley was also founder and managing member of Kino Digital, Kino Communications and Kino Interactive.

The Company believes Mr. Bradley is qualified to be a director of the Company because of his extensive experience in strategic business development, intellectual properties and inventive technologies.

E. William Withrow Jr. – Director

Mr. Withrow Jr. has nearly twenty years of experience in the financial investment industry, twenty-four years of experience in the logistics field, and twenty years of experience in civic leadership. Since 2004, Mr. Withrow has served as an elected member of the Board of Trustees of the Peralta College District in the San Francisco Bay area, an institution consisting of 2,000 faculty and staff and approximately 30,000 students.  From 1997 to 2002, Mr. Withrow Jr. served as a financial consultant for Wells Fargo, a provider of personal banking and investing services.  From 1993 to 1997, he served as a financial consultant for Merrill Lynch, a financial management and advisory company.  From 1987 to 1989, Mr. Withrow Jr. served as a sales manager for Paine Webber, a stock brokerage and asset management firm, and from 1983 to 1987, he served as a financial consultant for Drexel Burnham Lambert, an investment banking firm.  As a financial consultant and sales manager for the aforementioned financial institutions, Mr. Withrow Jr. examined financial statements, evaluated investment opportunities, provided advice to clients about possible investment opportunities and provided advice to stockbrokers and other individuals attempting to sell securities.

Additionally, Mr. Withrow Jr. served twenty-four years on active duty in the U.S. Navy as a professional logistician, retiring with the rank of Captain.

Mr. Withrow Jr. has been very active in civic leadership for the past 20 years serving in a number of elected and appointed positions, including Mayor of Alameda, California.

Mr. Withrow Jr. received a Bachelor of Business in Finance and Accounting from the University of Colorado in 1959, and in 1972 received a Master in Business Administration from Harvard University.

The Company believes Mr. Withrow Jr. is qualified to be a director of the Company because of his extensive experience in financial consulting and strategic business development.

John L. Ogden – Director

Mr. Ogden has 40 years’ experience in corporate finance, international negotiations, corporate and asset acquisition, business development and company management. Since 1995, he has been a principal and managing director of Wood Roberts, LLC, an energy corporate financial advisory firm based in Houston, Texas. He is also a founder and president of USR Resources LLC.  Between 1985 and 1995, he managed an independent corporate financial consulting business specializing in domestic and international energy issues, providing M&A advice, and strategic corporate financial consulting services. Mr. Ogden graduated from the University of Leeds, England, with a Bachelor of Laws (honors) and is qualified as a Barrister-at-Law in England.

The Company believes Mr. Ogden is qualified to be a director of the Company because of his extensive experience in corporate finance and strategic business development.

Director Independence

There are no family relationships among its directors or executive officers.  For purposes of determining director independence, the Company have applied the definitions set out in NASDAQ Rule 5605(a)(2).  The OTCQB on which shares of Common Stock are quoted does not have any director independence requirements.  The NASDAQ definition of “Independent Officer” means a person other than an Executive Officer or employee of the Company or any other individual having a relationship which, in the opinion of the Company's Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  According to the NASDAQ definition, Paul R. Arena, Calli R. Bucci and Nathaniel T. Bradley are not independent directors of the Company.

Board Leadership Structure and Role in Risk Oversight

Mr. Arena, the Company’s Chief Executive Officer and President, also serves as a member of the Board of Directors and Chairman of the Board. The Company has not named a lead director. The Company believes this is appropriate for the Company at this time because of the size of the Company, the size of the Board, and Mr. Arena’s responsibilities as Chief Executive Officer and President of the Company. In view of these factors, the Board of Directors believes it makes sense for Mr. Arena to participate in the Board’s discussions of developments in the Company’s business and business strategy and its results of operations.

It is management’s responsibility to manage risk and bring to the attention of the Board of Directors the most material risks affecting the Company. The Board of Directors, including through committees of the Board comprised solely of independent directors, regularly reviews various areas of significant risk to the Company, and advises and directs management on the scope and implementation of policies, strategic initiatives, and other actions designed to mitigate various types of risks. Specific examples of risks primarily overseen by the full Board of Directors include competition risks, industry risks, economic risks, liquidity risks, and business operations risks. The Audit Committee (the “Audit Committee”) reviews with management and the independent auditors significant financial risk exposures and the processes management has implemented to monitor, control, and report such exposures. The Audit Committee also reviews and approves transactions with related persons. The Compensation Committee (the “Compensation Committee”) reviews and evaluates potential risks related to the attraction and retention of talent, and risks related to the design of compensation programs established by the Compensation Committee for the Company’s executive officers.

Audit Committee and Audit Committee Financial Expert

The Company established an Audit Committee of the Board comprised of John L. Ogden (Chair) and E. William “Bill” Withrow Jr. The Audit Committee’s duties are to recommend to the Company’s Board the appointment of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The Audit Committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The Audit Committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s Board, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Compensation Committee

The Company established a Compensation Committee of the Board comprised of John L. Ogden and E. William “Bill” Withrow Jr. (Chair).  The Compensation Committee will oversee and determine the compensation of the Company’s Chief Executive Officer and other executive officers, including salaries, bonuses, grants of stock options and other forms of equity-based compensation, approve all employment and severance agreements for executive officers, approve significant changes to benefit plans and perform such other functions as the Board may direct.  The Compensation Committee will also approve all other agreements containing compensation and services rendered, such as consulting and other compensatory agreements, and will administer the Company’s stock incentive plans and make recommendations to the Board concerning any director compensation plan.

Code of Ethics

The Company has adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions.

Compensation of Directors

Prior to January 1, 2019, the Company used share-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. In setting director compensation, the Company considered the significant amount of time that directors expend fulfilling their duties to the Company, as well as the skill level required by the Company of members of the Board.

The Company adopted a formal compensation and expense reimbursement plan for its independent directors effective January 1, 2019 (the “DC Plan”), to provide the directors with reasonable compensation for the performance of their duties as members of the Board of Directors and the amount of time spent on official business of the Company. The compensation provided under the DC Plan is as follows:

1.Annual retainer of $24,000 for Board membership, inclusive of all board meeting attendance.

2.Annual retainer of $12,000 for Committee membership, inclusive of all Committee meeting attendance.

3.Annual retainer for service as the Audit and Compensation Committee Chairpersons of $5,000.

4.Annual retainer for service as the Chairperson of any committee established by the Board, other than the Audit or Compensation Committee, of $2,500.

5.Reimbursement for reasonable out-of-pocket expenses actually incurred in connection with participation and/or attendance of Board and Committee meetings.

The table below summarizes the compensation paid to the Company’s independent directors for their services as members of the Company’s Board of Directors for the year ended December 31, 2019:

Director Name		Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Edward W. Withrow Jr.	2019	$53,000	None	None	None	None	None	$53,000
John L. Ogden	2019	$53,000	None	None	None	None	None	$53,000

In prior years, the Company has granted directors stock options to purchase shares of the Company’s Common Stock under the Company’s Employee Stock Option Plan and Incentive Compensation Plan, and may grant additional stock options at the discretion of the Company’s Board.

The Company has not paid any other cash compensation or directors’ fees for services rendered as a director since the Company’s inception to the adoption of the DC Plan.

BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information with respect to each stockholder known by the Company to be the beneficial owner of more than 5% of its Common Stock and by each of its current directors and executive officers. Each person has sole voting and investment power with respect to the shares of Common Stock, subject to community property laws where applicable, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of Common Stock, except as otherwise indicated:

The information set forth in the table below is based on 239,754,432 shares of our Common Stock issued and outstanding on January 31, 2020, and Common Stock deemed outstanding. [1]  In computing the number of shares of Common Stock beneficially owned by a person and the percentage ownership of that person, we deemed to be outstanding all shares of Common Stock subject to restricted stock awards, stock options, warrants, rights or other convertible securities held by that person that are currently exercisable or will be exercisable within 60 days after January 31, 2020. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Shareholder	Address	Amount and Nature of Beneficial Ownership [1]		Percentage of Beneficial Ownership [1]
M. Katuska Sandoval	1327 Ocean Avenue, Suite B Santa Monica, CA 90401	77,766,842	[2] [4]	30.48%
Jorn & Jennifer Gorlach	2154 NW Everett Street, Apt B Portland, OR 97210	68,835,544	[2] [3]	26.52%
Montecito BioSciences, Ltd.	1327 Ocean Avenue, Suite B Santa Monica, CA 90401	38,156,227	[2]	15.91%
Ionic Ventures, LLC	5328 Yacht Haven Grande, Box # 15 / Suite C201 St. Thomas, VI 00802	25,500,000	[8]	10.07%
Huntington Chase LLC	1327 Ocean Avenue, Suite B Santa Monica, CA 90401	21,257,470	[4]	8.33%
Hamburg Investment Company LLC	2154 NW. Everett Street, Apt B Portland, OR 97210	15,065,402	[3]	5.92%

Directors and Executive Officers:
Paul R. Arena	28 W. 36th Street, 8th Floor New York, NY 10018	13,925,205	[5]	5.69%
Calli R. Bucci	1327 Ocean Avenue, Suite B Santa Monica, CA 90401	13,753,197	[7]	5.63%
Nathaniel T. Bradley	28 W. 36th Street, 8th Floor New York, NY 10018	13,143,626	[6]	5.37%
John L. Ogden	Two Riverway, Suite 1710 Houston, TX 77056	5,716,964	[9]	2.36%
Edward W. Withrow Jr.	133 Cumberland Way Alameda, CA 94502	1,784,187		0.74%
David Appell	28 W. 36th Street, 8th Floor New York, NY 10018	1,500,000	[10]	0.62%

Directors and officers as a group (6 shareholders)		49,823,179		20.41%

[1]Based upon 239,754,432 shares issued and outstanding at January 31, 2020, and Stock deemed outstanding for each beneficial shareholder.  The Stock deemed outstanding was not deemed outstanding, however, for the purpose of computing the percentage ownership of any other person. The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose.

[2]38,156,227 shares held by Montecito BioSciences, Ltd., of which 18,200,522 shares are indirectly beneficially owned by M. Katuska Sandoval, and 9,539,057 shares are indirectly beneficially owned by Dr. Jorn Gorlach. See footnote [3] and [4].  Mrs. Sandoval and Dr. Gorlach each disclaim beneficial ownership over the shares held by Montecito BioSciences, Ltd. except to the extent of their proportionate pecuniary interest therein.

[3]Includes direct beneficial ownership of 4,578,747 common shares; and indirect beneficial ownership of (i) 6,111,753 common shares and 4,923,415 warrants to purchase common shares held by Avantgarde LLC, and (ii) 229,368 common shares, 982,498 warrants and 13,853,536 common shares underlying convertible preferred stock and dividends held by Hamburg Investment Group, entities controlled by Dr. Jorn Gorlach; and (iii) 38,156,227 shares of Montecito BioSciences, Ltd., of which 9,539,057 shares are held by Dr. Gorlach [2]

[4]Includes direct beneficial ownership of 12,631,245 common shares; and indirect beneficial ownership of (i) 5,721,900 common shares held by Withrow Sinclair & Co., and 5,897,419 common shares held by Huntington Chase LLC, entities controlled by M. Katuska Sandoval; and (ii) 1,000,000 stock options exercisable within 60 days, and 14,360,051 common shares underlying convertible preferred stock and dividends held by Huntington Chase LLC; and (iii) 38,156,227 shares of Montecito BioSciences, Ltd., of which 18,200,522 shares are held by Ms. Sandoval. [2]

[5]Includes direct beneficial ownership of 8,975,000 common shares and 1,250,000 stock options, respectively, exercisable within 60 days of January 31, 2020, of which 7,375,000 and 1,250,000 are in connection with 10,000,000 restricted stock award and 5,000,000 stock options granted per Employment Agreement dated July 7, 2017; 2,225,000 warrants to purchase Common Stock; and 1,475,205 common shares underlying convertible preferred stock and dividends.

[6]Includes direct beneficial ownership of 1,263,894 stock options exercisable within 60 days of January 31, 2020, of 2,000,000 granted per Employment Agreement dated August 1, 2017, as amended; and indirect beneficial ownership 8,179,527 common shares, 2,225,000 warrants to purchase Common Stock; and 1,475,205 common shares underlying convertible preferred stock and dividends held by Bradley Bros, LLC, an entity controlled by Nathaniel T. Bradley, director.

[7]Includes direct beneficial ownership of 9,052,992 common shares; 1,000,000 stock options exercisable within 60 days of January 31, 2020, of 1,000,000 granted per Employment Agreement dated January 1, 2018; 2,225,000 warrants to purchase Common Stock; and 1,475,205 common shares underlying convertible preferred stock and dividends.

[8]Includes direct beneficial ownership by Ionic Ventures, LLC of 12,000,000 common shares and 13,500,000 warrants to purchase common shares. Ionic Ventures, LLC controlled by Brendan O’Neill, whose address is 5328 Yacht Haven Grande Box # 15 / Suite C201, St. Thomas, VI 00802.

[9]Includes direct beneficial ownership of 3,516,964 common shares; 1,000,000 stock options exercisable within 60 days; and 1,200,000 warrants to purchase Common Stock.

[10]Includes direct beneficial ownership of 750,000 common shares and 750,000 stock options exercisable within 60 days.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included in this Proxy Statement may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe the Company's future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that these projections included in these forward-looking statements will come to pass. The Company's actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

OTHER INFORMATION

Other Matters

Our Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the Proxy Card to vote, or otherwise act, in accordance with their judgment on such matters.

Available Information

We are subject to the information and reporting requirements of the Exchange Act and in accordance with such Act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the public reference facilities of the Securities and Exchange Commission at 100 F Street, N.E., Washington D.C. 20549 or may be accessed at www.sec.gov.

PARALLAX HEALTH SCIENCES, INC.

Dated: January 31, 2020	/s/ Calli R. Bucci
Calli R. Bucci
Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

TO THE

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

PARALLAX HEALTH SCIENCES, INC.

(A Nevada Corporation)

Parallax Health Sciences, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under the laws of the state of Nevada, does hereby certify as follows:

FIRST: A resolution was duly adopted by the Board of Directors of the Corporation pursuant to Sections 78.2055 of the Nevada Revised Statutes (“NRS”) setting forth an amendment to the Amended and Restated Articles of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved and adopted said proposed amendment at a meeting of stockholders in accordance with NRS 78.320. The resolution setting forth the amendment is as follows:

RESOLVED, that Article 6 of the Amended and Restated Articles of Incorporation of the Corporation is hereby amended to insert the following Section 6.1(a) immediately following Section 6.1:

“6.1(a):Reverse Stock Split.  Upon the effective time of this Certificate of Amendment to the Amended and Restated Articles of Incorporation (this “Certificate of Amendment”) with the Nevada Secretary of State (the “Effective Time”), a one-for-[           ] 1 reverse stock split of the Corporation’s Common Stock, $0.001 par value per share (the “Stock”), shall become effective, pursuant to which every [          ] 1 shares of Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and nonassessable share of Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Stock from and after the Effective Time (such reclassification and combination of shares, the “Reverse Stock Split”). The par value of the Stock following the Reverse Stock Split shall remain at $0.001 per share. No fractional shares of Stock shall be issued as a result of the Reverse Stock Split and, in lieu thereof, upon surrender after the Effective Time of a certificate or book entry position which formerly represented shares of Stock that were issued and outstanding immediately prior to the Effective Time, any person who would otherwise be entitled to a fractional share of Stock as a result of the Reverse Stock Split, following the Effective Time, shall be entitled to receive a cash payment equal to the fraction of a share of Stock to which such holder would otherwise be entitled multiplied by the closing price per share of the Stock on the OTCQB Market at the close of business on the date of the Effective Time, excluding fractional shares resulting in a cash payment of less than $1.00, which will be forfeit.

Each stock certificate or book entry position that, immediately prior to the Effective Time, represented shares of Stock that were issued and outstanding immediately prior to the Effective Time shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of Stock after the Effective Time into which the shares formerly represented by such certificate or book entry position have been reclassified (as well as the right to receive cash in lieu of fractional shares of Stock after the Effective Time); provided, however, that each person of record holding a certificate or book entry position that represented shares of Stock that were issued and outstanding immediately prior to the Effective Time shall receive, upon surrender of such certificate or book entry position, a new certificate or book entry position evidencing and representing the number of whole shares of Stock after the Effective Time into which the shares of Stock formerly represented by such certificate or book entry position shall have been reclassified.

This Reverse Stock Split shall have no effect on the total number of shares of all classes of stock for which the Corporation has authority to issue, as set forth in Section 6.1.”

SECOND: This Certificate of Amendment shall be effective at 5:00 p.m., Eastern Time, on                , 2020.

IN WITNESS WHEREOF, the Corporation has hereunto set its hands this 30th day of January 2020, hereby declaring and certifying that the facts stated hereinabove are true.

PARALLAX HEALTH SCIENCES, INC.

/s/ Paul R. Arena

By:Paul R. Arena

Its:Chief Executive Officer and President

1 Shall be a number greater than five and equal to or lesser than twenty and shall include not more than four decimal digits.

SPECIAL MEETING OF

PARALLAX HEALTH SCIENCES, INC.

Date:	Thursday, March 5, 2020
Time:	10:00 A.M. (Eastern Time)
Place:	Parallax Health Sciences, Inc. 28 W. 31st Street, 6th Floor, New York NY 10018

Please make your marks like this: ☒ Use dark black pencil or pen only.
The Board of Directors Recommends a Vote FOR proposals 1, 2 and 3.

PROPOSALS:		For	Against	Abstain
1:

To approve an amendment to our certificate of incorporation to effect a reverse stock split at a ratio of not less than 1-for-5 and not greater than 1-for-20, with the exact ratio to be set within that range at the discretion of our board of directors without further approval or authorization of our stockholders and with our board of directors able to elect to abandon such proposed amendment and not effect the reverse stock spit authorized by stockholders, in its sole discretion.

		☐	☐	☐

2.	To ratify the appointment of our auditors, Freedman & Goldberg, for the 2020 fiscal year.	☐	☐	☐

3.	To elect the five nominated directors as our Board of Directors for the ensuing year	☐	☐	☐
To withhold authority to vote for any nominee, enter the name of such nominee in the space provided below:

To attend the meeting and vote your shares in person, please mark this box.			☐

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Paul R. Arena and Calli R. Bucci, and each of them, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Parallax Health Sciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE PROPOSALS AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT PROPERLY COMES BEFORE THE MEETING.

Authorized Signatures - This section must be completed for your Instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

VOTE BY:
INTERNET	OR	MAIL
•Go To prlx.simplyvoting.com		•Mark, sign and date your Proxy Card/Voting Instruction Form.
•Cast your vote online.		•Detach your Proxy Card/Voting Instruction Form.
•Have your Proxy Card/Voting Instructions Form ready.		•Return your Proxy Card/Voting Instruction Form
•View Meeting Documents.		in the postage-paid envelope provided.

Please vote by 11:59 P.M., Eastern Time, February 28, 2020.

- PROXY CARD -